                                                                     EXHIBIT 4.4


                           CERTIFICATE OF AMENDMENT
                                      TO
                           THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                AMERIPATH, INC.


     AmeriPath, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

     FIRST: That on March 23, 2001 the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting the proposed amendment to the stockholders of the Corporation for their consideration and approval. The proposed amendment is as follows:

          NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting the first paragraph of Article IV in its entirety and by substituting in lieu thereof a new first paragraph to read as follows:

          "The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 65,000,000 shares, consisting of (a) 60,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (b) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock")."

     SECOND:   That thereafter on May 3, 2001 said amendment was duly adopted by the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, AmeriPath, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer this 26 day of June,
                                                            ----
2001.

                                   AMERIPATH, INC.


                                   By:  /s/ Gregory A. Marsh
                                      ------------------------
                                      Name:  Gregory A. Marsh
                                           -------------------
                                      Title:  Secretary
                                            -------------------